EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP






                                     23.2-1

                         Consent of Independent Auditors


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Management Stock Option Plan of Buckeye Cellulose Corporation of our report dated August 8, 1996, except for
Note 16, as to which the date is September 1, 1996, with respect to the consolidated financial statements and schedule of Buckeye Cellulose Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.



                                            Ernst & Young LLP

Memphis, Tennessee
December 17, 1996



                                       23.2-2